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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FIGGIE INTERNATIONAL INC.

         ARTICLE First: The name of the Corporation is Figgie International Inc.

         ARTICLE SECOND: The registered office of the Corporation is to he located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         ARTICLE THIRD: The purpose or purposes for which the Corporation is formed are:

                  (a) to manufacture, purchase or otherwise acquire, hold, own, use, mortgage, sell, lease, pledge, assign, exchange or otherwise dispose of merchandise and property of any and every class or description:

                  (b) to acquire all or any part of the good will, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, person or entity, domestic or foreign, heretofore or hereafter engaged in any business and to pay for the same in cash or in shares or obligations of the Corporation or otherwise, and to hold, utilize, enjoy, and in any manner dispose of the whole or any part of the rights and property so acquired in the State of Delaware or any other state, territory or country, provided such business is not prohibited by the laws of the State of Delaware;

                  (c) to guarantee the obligations of and to aid in any manner any corporation, association, firm or individual, in which, or in the welfare of which, the Corporation shall have any interest, direct or indirect, and to aid or participate in the reorganization, consolidation or merger of any corporation, association or firm in which, or in the welfare of which, the Corporation shall have any interest; and

                  (d) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         Each purpose specified in any clause or paragraph of this Article is an independent purpose and shall not be limited by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.

         ARTICLE FOURTH: The number of shares which the Corporation is authorized to issue is thirty-nine million two hundred seventeen thousand four hundred and ninety-five (39,217,495), of which shares

                  (a) three million two hundred seventeen thousand four hundred and ninety-five (3,217,495) shall be preferred stock designated as Preference Stock with a par value of one dollar ($1.00) per share (hereinafter called the "Preference Stock");

                  (b) eighteen million (18,000,000) shall be common stock designated as Special Common Stock or Class A Common Stock with a par value of ten cents (10 cents) (hereinafter called the "Special Common Stock"); and

                  (c) eighteen million (18,000,000) shall be common stock designated as Common Stock or Class B Common Stock with a par value of ten cents (10 cents) per share (hereinafter called the "Common Stock").

         The terms of each class of stock are set forth in the following Divisions.

                                   DIVISION I

The terms of the Preference Stock are as follows:

         (A) Authority of Board of Directors to Create Series. The Board of Directors of the Corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the laws of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of the Preference Stock, to fix the authorized number of shares of any series (which number of shares may

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vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:

                  (1) the designation of such series, which may be by distinguishing number, letter, or title;

                  (2) the rate or rates at which shares of such series shall be entitled to receive dividends, the periods in respect of which dividends are payable, the conditions upon, and times of payment of, such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate, and the other terms and conditions applicable to dividends upon shares of such series;

                  (3) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved, or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                  (4) the right, if any, to redeem shares of such series at the option of the Corporation, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption), and the manner, effect, and other terms and conditions of any such redemption thereof:

                  (5) the obligation, if any, of the Corporation to purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                  (6) the voting rights, if any, full, special, or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preference Stock, restricting the permissible terms of other series or the permissible variations between series of the Preference Stock, authorizing or issuing additional shares of the Preference Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preference Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

                  (7) the right, if any, to exchange or convert the shares of such series into shares of any other series of the Preference Stock or into shares of any other class of stock of the Corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and

                  (8) the other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.

         The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preference Stock.

         Shares of any series of the Preference Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of


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a new series of the Preference Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Preference Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preference Stock. Notwithstanding the foregoing, shares of the Preference Stock, Second Series, Convertible, and of the Preference Stock, Third Series, Convertible, which shall have been converted into Common Stock shall be permanently retired and shall not be reissued.

                                  Division II

         The terms of the Special Common Stock are as follows:

         (A) Dividend Rights. After unpaid cumulative dividends on all the outstanding shares of preferred stock for all prior fiscal years and also the full dividend on such shares for the current quarter year dividend period shall have been declared and paid or set aside in accordance with the terms thereof, cash dividends may be paid upon the Special Common Stock out of any funds lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors of the Corporation in its discretion. No cash dividends shall be declared and paid, per share, on the Common Stock unless at the same time a cash dividend is declared and paid, per share, on the Special Common Stock in an amount at least equal to the corresponding dividend declared and paid, per share, on the Common Stock.

         (B) Voting Rights. The holders of the Special Common Stock shall, subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and of the statutes of the State of Delaware relating to the fixing of a record date and other matters, be entitled to one twentieth of one (1/20) vote for each share of Special Common Stock held by them, respectively, for the election of directors and for all other purposes.

         (C) Liquidation. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of shares of the preferred stock the full preferential amounts to which they are entitled, the holders of the Special Common Stock and of the Common Stock shall be entitled to receive pro rata, to the exclusion of the holders of shares of the preferred stock, the assets of the Corporation remaining for distribution to its stockholders.

         The consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution, or winding up within the meaning of the preceding paragraph.

                                  Division III

         The terms of the Common Stock are as follows:

         (A) Dividend Rights. Subject to the express terms of (i) the preferred stock set forth in Division I hereof and (ii) the Special Common Stock, set forth in Division II hereof, cash dividends may be paid upon the Common Stock out of any funds lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors of the Corporation in its discretion.

         (B) Voting Rights. The holders of the Common Stock shall, subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and of the statutes of the State of Delaware relating to the fixing of a record date and other matters, be entitled to one vote for each share of Common Stock held by them, respectively, for the election of directors and for all other purposes.

         (C) Liquidation. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of shares of the preferred stock the full preferential amounts to which they are entitled, the holders of the Common Stock and of the Special Common Stock shall be entitled to receive pro rata, to the exclusion of the holders of shares of the preferred stock, the assets of the Corporation remaining for distribution to its stockholders.

         The consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution, or winding up within the meaning of the preceding paragraph.


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                                  Division IV

         (A) General. Unless otherwise provided herein or by the Board of Directors pursuant hereto, the provisions of this Division IV shall apply to any class, or, if the class is divided into series, any series, of shares designated in this Certificate of Incorporation, or designated hereafter by the Board of Directors pursuant to the provisions hereof, as convertible into shares of the common stock of the Corporation.

         The term "common stock" when used in this Division IV of this Article Fourth with reference to shares into which shares of Convertible Stock (as defined herein) are convertible shall mean exclusively the Special Common Stock and the Common Stock authorized by this Certificate of Incorporation and any shares into which such shares may thereafter have been changed, and, when otherwise used in this Division IV, shall include also shares of the Corporation of any other class, whether now or hereafter authorized, which rank or are entitled to a participation as to assets or dividends substantially on a parity with such shares or other class of shares into which such shares may have been changed.

         The holder of any shares of any class, or, if the class is divided into series, any series, convertible into common stock (referred to in this Division IV as "Convertible Stock"), at his option, at any time or from time to time, may convert all or any shares of Convertible Stock held by him into shares of common stock, at the rate, for the price and upon such other terms as are set forth in the terms of the class or series contained herein, in any amendment hereto, or in any resolution of the Board of Directors. In the event that any shares of Convertible Stock shall be called for redemption, the right of conversion as to the shares called for redemption shall expire at the close of business on the fifth day preceding the redemption date (whether or not such preceding day is a Sunday or a holiday), notwithstanding any earlier deposit by the Corporation of funds reserved for such redemption. In the event of any voluntary liquidation, dissolution or winding up of the Corporation, all conversion rights of the holders of Convertible Stock shall terminate on the date fixed by resolution of the Board of Directors of the Corporation, such date so fixed to be no later than 10 days prior to such liquidation, dissolution or winding up or earlier than 30 days after notice of such resolution shall have been mailed to the holders of record of the Convertible Stock at their respective addresses then appearing on the books of the Corporation.

         Each holder of Convertible Stock desiring to exercise his right of conversion shall deliver written notice of his election to convert such shares and shall surrender the certificate therefor (properly endorsed or assigned for transfer if the Board of Directors of the Corporation shall so require) to the Corporation or its transfer agent for the Convertible Stock. Upon receipt by the Corporation of any such notice of election to convert shares of Convertible Stock, and upon surrender of the certificate therefor, the Corporation shall, as soon as practicable, execute and deliver to the holder of the shares of Convertible Stock being converted a certificate or certificates for the number of full shares of common stock sufficient for such conversion. For all purposes, the rights of the holder of such Convertible Stock, as such holder, shall cease and the person or persons in whose name or names the certificates for shares of common stock are issuable upon such conversion shall be deemed to have become the record holder or holders of such shares at the close of business on the day on which delivery of such notice or the surrender of the certificate for such shares (whichever shall last occur) shall be made.

         No fractions of shares of common stock shall be issued upon conversion of Convertible Stock. If any fraction of a share would, except for the provisions of this paragraph, be issuable on the conversion of any shares of Convertible Stock, the Corporation shall make adjustment therefor by payment in cash in respect of such fraction on the basis of the then existing conversion price of the shares of common stock.

         The Corporation shall reserve and set apart and have at all times a number of authorized but unissued shares of common stock or other shares or securities deliverable upon conversion of Convertible Stock sufficient to enable it at any time to fulfill its obligation with respect to the conversion of all outstanding shares of Convertible Stock.

         (B) Adjustments. (1) Except as otherwise hereinafter provided, whenever the Corporation shall issue shares of common stock in excess of the number of shares of common stock theretofore issued and outstanding without receiving therefor a consideration per share at least equal to the conversion price per share of common stock applicable to a class or series of Convertible Stock in effect immediately prior to such issue, then, upon


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such issue, the conversion price per share of common stock with respect to such class or series of Convertible Stock shall be adjusted to the price obtained by:

                           (i) multiplying the number of shares of common stock
                  constituting issued and outstanding shares immediately prior to the issue of such additional shares of common stock by the conversion price applicable to such class or series of Convertible Stock then in effect;

                           (ii) adding to the product the total amount of
                  consideration, if any, received by the Corporation for the issuance of such additional shares of common stock; and

                           (iii) dividing the sum so obtained by the total
                  number of shares of common stock constituting issued and outstanding shares immediately after the issue of such additional shares of common stock, disregarding in the quotient so obtained fractions of one cent.

                  (2) No adjustment in the initial conversion prices of any shares of Convertible Stock shall be made by reason of the issuance of any shares upon the exercise of any warrants, options or conversion rights outstanding at the date of issuance of such Convertible Stock.

                  (3) For the purpose of making the computations described in paragraph (1) of this section (B), the following provisions shall be applicable:

                           (i) Shares of common stock issued as a stock dividend
                  and shares of common stock issued to change or replace issued shares of common stock shall, except for any money or other property also received by the Corporation therefor, be deemed to have been issued for a consideration of no value.

                           (ii) Shares of common stock issued for money or in
                  extinguishment of debts or obligations of the Corporation shall be deemed to have been issued for a consideration equal to the money received by the Corporation and the amount of any debt or obligation so extinguished, plus such reasonable commissions and discounts for the underwriting or marketing thereof as may have been deducted from the money which otherwise would have been received by the Corporation or from the amount of the debt or obligations which otherwise would have been extinguished.

                           (iii) Shares of common stock issue for property other
                  than cash shall be deemed to have been issued for a consideration equal to the fair value of such property as determined by the Board of Directors of the Corporation.

                           (iv) In case the Corporation, after the issuance of
                  any shares of Convertible Stock of the class, or, if the class is divided into series, the series, with respect to which an adjustment is being determined pursuant to these provisions of Division IV, shall in any manner issue or sell any shares of stock or obligations (other than Convertible Stock of the class, or, if the class is divided into series, the series, with respect to which an adjustment is being determined pursuant to these provisions of Division IV) which, at the option of the holder thereof, may be converted into or may be replaced by shares of common stock at a price less than the conversion price applicable to such Convertible Stock in effect immediately prior to the issue or sale of such convertible shares of stock or obligations, such issue or sale shall be deemed to be an issue or sale (as of the date of the issue or sale of such convertible shares of stock or obligations) of the maximum number of shares of common stock necessary to effect the conversion or replacement of all such convertible shares of stock or obligations and the amount received by the Corporation as the consideration for the issue or sale of such convertible shares of stock or obligations plus the total amount of additional consideration, if any, payable to the Corporation on conversion or replacement shall be deemed to be consideration actually received for the issue or sale of such shares of common stock, and such shares of common stock shall be deemed to constitute issued common stock as of said date; provided, however, that no further adjustment of the initial conversion prices shall be made upon the actual issuance of any common stock to effect such conversion or replacement; and provided further that if such convertible shares of stock or obligations shall be retired by the Corporation or otherwise cancelled without the issuance of any common stock to effect the conversion or replacement above provided, a computation as aforesaid shall again be made in the same manner as though the


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                  convertible shares of stock or obligations, to the extent
                  so retired or cancelled, had not been issued or sold.

                           (v) In case the Corporation, after the issuance of
                  any shares of Convertible Stock of the class, or, if the class is divided into series, the series, with respect to which an adjustment is being determined pursuant to these provisions of Division IV, shall grant any right, option or warrant to subscribe for or purchase any common stock (other than treasury shares) at a price less than the conversion price applicable to such Convertible Stock in effect immediately prior to the granting of such option, right or warrant, such grant shall, except as otherwise provided in paragraph (2) of this section (B), be deemed to be an issue (as of the date of granting of such right, option or warrant) of the maximum number of shares of common stock issuable upon the exercise of such right, option or warrant, and the amount, if any, received by the Corporation as the consideration for the granting of such right, option or warrant plus the total amount of additional consideration, if any, payable to the Corporation upon the exercise of such right, option or warrant shall be deemed to be consideration actually received for the issue of such common stock, and such shares of common stock shall be deemed to constitute issued common stock as of said date; provided, however, that no further adjustment of the conversion price shall be made upon the actual issuance of any shares of common stock upon the exercise of any such right, option or warrant; and provided further that if any such rights, options, or warrants shall be terminated or shall expire without being fully exercised, a computation as aforesaid shall again be made in the same manner as though the rights, options or warrants, to the extent that they remain unexercised, had not been granted.

                           (vi) Common stock issued upon conversion of
                  Convertible Stock shall be deemed to have been issued for a consideration equal to the conversion price in effect at the time of issuance thereof.

                  (4) In the event that shares of any class (other than common stock) are issued by way of a stock dividend on outstanding shares of common stock, then, in addition to any common stock receivable upon exercise of the conversion rights of Convertible Stock, the holder of a share of Convertible Stock entitled to receive a specified number of shares of the first mentioned class were such share of Convertible Stock converted immediately prior to the declaration and issuance of the stock dividend shall, upon such exercise of the conversion rights of the Convertible Stock, be entitled to receive such specified number of shares of the first mentioned class and/or any shares of any class issued successively thereon as a stock dividend and/or any shares issued successively upon any exchange, replacement, subdivision or combination thereof. No adjustment in the conversion price shall be made merely by virtue of the happening of any event specified in this paragraph (4).

                  (5) In case the outstanding common stock shall be subdivided into a greater or combined into a lesser number of shares of common stock (whether with or without par value), the conversion price shall be decreased or increased, as the case may be, to an amount which shall bear the same relation to the conversion price in effect immediately prior to such subdivision or combination as the total number of shares of common stock outstanding immediately prior to such subdivision or combination shall bear to the total number of shares of common stock outstanding immediately after such subdivision or combination.

                  (6) Upon conversion of any shares of Convertible Stock no adjustment shall be made for any dividends on the shares of Convertible Stock or for any dividends on the shares into which the shares of Convertible Stock are converted.

                  (7) In the event that the Corporation shall effect any capital reorganization or reclassification of its stock or shall consolidate or merge with or into any other company or shall sell all or substantially all of its property as an entirety, lawful provision shall be made as a part of the terms of such transaction that the holders of Convertible Stock may then or thereafter receive in lieu of each share of common stock otherwise issuable to them upon conversion of such Convertible Stock (but at the conversion price which would otherwise be in effect at the time of conversion and with the same protection against dilution, all as herein provided), the same kind and amount of stock (and other securities and assets, if any) as may be issuable or distributable upon such transaction with respect to each outstanding share of common stock, and after such transaction the conversion rights of the holders of such Convertible Stock shall be merely

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         to receive such stock (and other securities and assets, if any).
         The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

                  (8) No adjustment of any conversion price shall be made unless such adjustment, together with any other adjustments not yet made by reason of this proviso, would result in a change of at least 25 cents in the conversion price in effect, but any such adjustments which are not made by reason of this proviso shall be deemed to have been made for the purpose of making the computations prescribed in paragraph (1) of this section (B) and shall, accordingly, be carried forward and taken into account in any subsequent adjustment of the conversion price.

                                   DIVISION V

         (A) General. Unless otherwise provided herein or by the Board of Directors pursuant hereto, the provisions of this Division V shall apply to any shares of stock designated in this Certificate of Incorporation or designated hereafter by the Board of Directors pursuant to the provisions hereof, as subject to redemption.

         (B) Method of Redemption. At least 30 days' prior written notice shall be given to the holders of record of the shares of stock to be called for redemption, which notice shall be given by mail, addressed to the record holders thereof, at their respective addresses, as shown on the books of the Corporation. Said notice so mailed shall specify the redemption price and the place at which and the date, which date shall not be a legal holiday in the City of Cleveland, Ohio (or in Milwaukee, Wisconsin, in the case of the Serial Preference Stock, First Series, 6%), on which the shares called for redemption will be redeemed and shall specify the shares called for redemption. If less than all of the outstanding shares of the Serial Preference Stock or of the Preference Stock, Second Series, Convertible, and the Preference Stock, Third Series, Convertible, are to be redeemed, the shares to be redeemed shall be chosen by lot or pro rata, as the Board of Directors may determine. If such notice of redemption shall have been duly given in the manner herein provided, and if the funds necessary for such redemption shall, on or before the redemption date, have been set aside and shall be and shall continue to be available therefor, then, on and after such redemption date all such shares so called for redemption shall no longer be deemed to be outstanding, the right of the holders thereof to receive dividends thereon shall cease, and thereafter the holders of such shares shall have no right in or with respect to the Corporation, its assets or business, other than to receive, upon surrender of the certificate or certificates for such shares, the redemption price, plus all accrued and unpaid dividends to the date fixed for redemption without interest.

         Article Fifth: No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting except by the unanimous written consent of the stockholders entitled to vote thereon; provided, however, that such action may be taken by less than the unanimous written consent of the stockholders if it has been recommended to them for their approval by the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors, as these terms are defined in section (a) of Article Sixth.

         ARTICLE SIXTH: (a) Except as otherwise specifically provided in section
(b) of this Article Sixth, the following definitions shall apply to this Article Sixth and to this Certificate of Incorporation generally:

                  (1) An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  (2) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect at July 18, 1983; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any voting shares:

                           (A) which such person or any of its affiliates
                  beneficially owns, directly or indirectly; or


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

                           (B) which such person or any of its affiliates has
                  (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, arrangement, or understanding with this Corporation to effect any transaction which is described in any one or more of clauses (i) through (iv) of section (b)
                  (1)(A) of this Article Sixth) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                           (C) which are beneficially owned, directly or
                  indirectly, by any person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

         and provided further, however, that (1) no director or officer of this Corporation (or any affiliate of such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any voting shares beneficially owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any voting shares held under any such plan. For purposes of computing the percentage beneficial ownership of voting shares of any class of a person in order to determine whether such person is a substantial stockholder (as defined herein), the outstanding voting shares of such class shall include shares deemed owned by such person through application of this subsection but shall not include any other voting shares of such class which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding voting shares shall include only voting shares then outstanding and shall not include any voting shares which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                  (3) "Continuing director" shall mean a person who was a member of the Board of Directors at July 18, 1983 or who was thereafter elected by the stockholders or appointed by the Board of Directors of this Corporation prior to the date as of which a substantial stockholder then in question, if any, became a substantial stockholder, or who was designated (before his initial election or appointment as a director) as a continuing director by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, by a majority of the then continuing directors.

                  (4) A "person" shall mean any individual, firm, corporation, or other entity.

                  (5) "Subsidiary" shall mean any corporation of which 50% or more of each class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at July 18, 1983) is owned, directly or indirectly, by this Corporation.

                  (6) "Substantial stockholder" shall mean any person, other than this Corporation or any subsidiary (as defined in this section
         (a)), who is the beneficial owner, directly or indirectly, of more than the applicable threshold percentage (as defined and adjusted herein) of the total number of outstanding voting shares of any class of this Corporation (determined solely on the basis of the total number of voting shares of such class so beneficially owned without giving effect to the number or percentage of votes entitled to be cast in respect of such shares). This threshold percentage shall never be less than 20.00%, and it shall be 20.00%, as to any person with respect to any class, except that it shall be adjusted in any of the following circumstances:

                  (A) If any person, other than this Corporation or any subsidiary, beneficially owns more than 10% of the total outstanding voting shares at July 18, 1983, then the threshold for such person shall be adjusted to be the percentage owned at that time.

                  (B) If the percentage of beneficial ownership of any person, other than this Corporation or any subsidiary, of the total outstanding voting shares of any class is increased above or decreased below the threshold percentage applicable to such person with respect to such class as a result of any reduction of or increase in the total number of outstanding voting shares of such class, then the threshold for such person with respect to such class shall be adjusted upward or downward to reflect the percentage increase or decrease in beneficial ownership solely attributable to such reduction of or increase in the total number of outstanding voting shares of such class.

                  (C) If the threshold percentage of beneficial ownership of any person, other than this Corporation or any subsidiary, of the total outstanding voting shares of any class is greater than 20.00% and such person's net beneficial ownership of voting shares of such class decreases, then his threshold with respect to such class shall be adjusted downward to reflect such decreased beneficial ownership.

                  (D) If any person, other than a person who was a substantial stockholder on July 1, 1985 and other than this Corporation or any subsidiary, beneficially owned more than 10% of the total outstanding voting shares of any class on July 1, 1985, then the threshold for such person with respect to such class shall be adjusted to be the percentage owned at that time.

                  (E) If any person, other than this Corporation or any subsidiary, was a substantial stockholder at the time of effectiveness of the amendment to the Restated Certificate of Incorporation of which this subsection (a)(6)(E) is a part, then the threshold percentage for such person of any class of which such person beneficially owned in excess of his applicable threshold percentage at that date shall be adjusted to equal such threshold percentage multiplied by a fraction the numerator of which is the total number of outstanding voting shares and the denominator of which is the number of outstanding voting shares of such class at that date, and if the percentage of beneficial ownership of such person of the total outstanding voting shares of such class is thereafter increased or decreased as a result of any reduction of or increase in the total number of outstanding voting shares of such class subsequent to such date, then the threshold for such person shall be adjusted upward or downward to reflect the percentage increase or decrease in beneficial ownership solely attributable to such reduction of or increase in the total number of outstanding voting shares of such class.

                  (7) "Voting shares" shall mean shares of capital stock of this Corporation entitled to vote generally in the election of directors.

                  (8) "Whole board" shall mean the total number of directors which this Corporation would have if there were no vacancies.

         (b) Except as otherwise provided in this section (b), the provisions and requirements of this section shall be in addition to any requirements of law and the other provisions of this Certificate of Incorporation. However, the provisions and requirements of this section, except for those set forth in subsection (1), shall not apply to any transaction which has received the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors. It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any transaction within the scope of this section (b), generally including certain majority share acquisitions or combinations, mergers or consolidations, or dispositions of assets, on the Board of Directors' evaluation of what is in the best interests of the Corporation, and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider (i) the best interests of all the stockholders, taking into account, among other factors, not only the consideration being offered in any such transaction in relation to the then current market price, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the corporation as an independent entity: and (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal, and economic effects of any such transaction upon employees, suppliers, customers, and business of the Corporation.

                  (1) If a stockholder vote would be required by the Ohio General Corporation Law if this Corporation were incorporated under the laws of the State of Ohio, then the stockholders of the Corporation shall be entitled to such vote, and the affirmative vote of the holders of shares entitling them to exercise 80% of the voting power of the Corporation, given in person or by proxy at a meeting called for the purpose, shall be necessary:

                           (A) to approve (i) the lease, sale, exchange,
                  transfer or other disposition by the Corporation of all, or substantially all, of its assets or business to a related company or an affiliate of a related company, or (ii) the consolidation of the Corporation with or its merger into a related company or an affiliate of a related company, or (iii) the merger into the Corporation or a subsidiary of the Corporation of a related company or an affiliate of a related company, or (iv) a combination or majority share acquisition in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to stockholders of a related company or an affiliate of a related company or an associated person; or

                           (B) to approve any agreement, contract, or other
                  arrangement with a related company or an affiliate of a related company or an associated person providing for any of the transactions described in paragraph (A) above; or

                           (C) to effect any amendment of this Certificate of
                  Incorporation which changes the provisions of this subsection
                  (1).

                  For the purpose of this subsection (1), (i) a "related company" in respect of a given transaction shall be any person, partnership, corporation or firm which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, in excess of 5% of the shares of any outstanding class of shares of the Corporation entitled to vote upon such transaction, as of the record date used to determine the shareholders of the Corporation entitled to vote upon such transaction; (ii) an "affiliate" of a related company shall be any individual, joint venture, trust, partnership or corporation which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the related company; (iii) an "associated person" of a related company shall be any officer or director or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of such related company or any of its affiliates; and (iv) the terms "combination," "majority share acquisition," and "acquiring corporation" shall have the same meaning as that contained in section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted.

                  The determination of the Board of Directors of the Corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any person, partnership, corporation or firm is a related company or affiliate or associated person as defined in this subsection (1).

                  (2) The terms "related company," "affiliate," "combination," "majority share acquisition, acquiring corporation," and "associated person" shall have the same meanings in this subsection (2) as are ascribed to such terms in subsection (1).

                  (A) In the event that the requisite corporate action has been taken in accordance with the other provisions of this Certificate of Incorporation and in accordance with the laws of the State of Delaware to approve the adoption of or to authorize:

                           (i) the lease, sale, exchange, transfer or other
                  disposition by the Corporation of all or substantially all of its assets or business to a related company or an affiliate of a related company or an associated person of a related company; or

                           (ii) any combination or a majority share acquisition
                  or other transaction in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to stockholders of a related company or of an affiliate of a related company or to an associated person of a related company; or

                           (iii) any transaction proposed by or receiving the
                  favorable vote of any related company, affiliate of a related company or an associated person of a related company, the effect of which would be to cause the involuntary surrender of the covered stock (as defined in paragraph (B)) of the Corporation held by any stockholder of the Corporation who is not a related company or an affiliate of a related company or an associated person of a related company; or

                           (iv) any agreement, contract, or other arrangement
                  with a related company or an affiliate of a related company or an associated person of a related company providing for any of the transactions described in (i) through (iii) above;


         then in such event the provisions of paragraph (B) below shall be satisfied prior to the consummation of any transaction described in clauses (i) through (iv) above.

                  (B) Any cash or the fair market value of any property to be received per share of any class or series of covered stock held by each covered stockholder of the Corporation who does not affirmatively vote to approve such transaction described in clauses (i) through (iv) of paragraph (A) above shall not be less than:

                            (i) the highest price per share (including brokerage
                  commissions, soliciting dealers' fees, dealer management compensation, cost of newspaper advertisements, printing expenses, and attorneys' fees and other expenses) paid by such related company or an affiliate of such related company or an associated person of such related company in acquiring such class or series of shares of covered stock of the Corporation, or, if no shares of that class or series of covered stock were acquired by such person, the highest market price per share of such class or series for any day on which such person acquired any of the covered stock of the Corporation, plus;

                            (ii) an amount which exceeds such price per share by
                  the same amount by which such price per share exceeds the lower of:

                                    (a) the market price per share of such class
                            or series of covered stock of the Corporation immediately prior to the commencement of the acquisition of any of such class or series of covered stock of the Corporation by such related company, affiliate of such related company or an associated person of such related company; or

                                    (b) the lowest price per share paid for any
                            share of such class or series of covered stock of the Corporation by such related company, affiliate of such related company or an associated person of such related company, or, if no shares of that class or series of covered stock were acquired by such person, the lowest market price per share of such class or series for any day on which such person acquired any of the covered stock of the Corporation.

         In the event that the terms of any transaction covered by the provisions of paragraph (A) above do not provide for any cash or property to be received by the holders of the issued and outstanding covered stock of the Corporation, then any covered stockholder of the Corporation who, by reason of such transaction is entitled to exercise his statutory appraisal rights under Delaware law, as expanded in section (d) of this Article Sixth, shall, upon the proper exercise of appraisal rights, receive cash per share of covered stock which shall not be less than the amount derived by application of the formula set forth in this paragraph (B). In the event that the requisite corporate action to be taken to approve the adoption of or to authorize any transaction covered by the provisions of paragraph (A) above requires a vote of any of the stockholders of the Corporation, the phrase "covered stockholder of the Corporation" as used in this paragraph (B) shall mean such holder of shares of Special Common Stock or Common Stock or such other stock as is designated in this Certificate of Incorporation or by the Board of Directors in the resolution or resolutions fixing the terms of such stock (the "covered stock") as is registered as such on the books of the Corporation as of the record date set to determine those stockholders who are entitled to vote upon such transaction. In the event that such requisite corporate action does not require a vote of any of the stockholders of the Corporation, such phrase shall mean such holder of shares of covered stock as is registered as such on the books of the Corporation as of the date on which such requisite corporate action is taken. In either of such events, the provisions or this paragraph (B) shall apply only with respect to shares of covered stock owned by such covered stockholder on such record date or date on which such requisite corporate action is taken, whichever is applicable.

                  (C) The Corporation shall not enter into any of the transactions covered by the provisions of paragraph (A) above if such related company or an affiliate of such related company or an associated person of such related company from and after the date on which it first became such shall have:

                           (i) acquired any newly issued or treasury shares of
                  the Corporation's capital stock directly or indirectly from the Corporation (except upon conversion of convertible securities or as a result of a pro rata stock dividend or stock split);

                           (ii) received the benefit directly or indirectly
                  (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation;

                           (iii) made any material change in the Corporation's
                  business, equity capital structure or dividend practices;

                           (iv) made, caused, or brought about directly or
                  indirectly, any change in the Corporation's Certificate of Incorporation or Bylaws; or

                           (v) made, caused, or brought about, directly or
                  indirectly, any change in the membership of the Corporation's Board of Directors or Committees thereof.

                  (D) The determination of a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors, based on information known to it and made in good faith shall be conclusive as to (i) whether any transaction is included within the provisions of this subsection (2), and (ii) the fair market value of any property to be received by each covered stockholder pursuant to the provisions of paragraph (B) of this subsection (2).

                  (E) No amendment of this Certificate of Incorporation shall amend, alter, repeal, or change the effect of any of the provisions of this subsection (2) unless such amendment shall receive the affirmative vote of (i) the holders of then outstanding voting shares entitling the holders thereof to cast at least 95% of the votes entitled to be cast by the holders of all of the then outstanding voting shares entitled to vote thereon and (ii) the holders of voting shares entitled to cast at least 55% of the votes entitled to be cast thereon by the stockholders who are not as of the record date fixed for such vote a related company, affiliate of a related company or an associated person of a related company.

         (c)(1) For purposes of this subsection (c)(1), "threshold percentage" shall be the percentage determined under subsection (a)(6) of this Article Sixth for the purpose of determining whether a person is a substantial stockholder.

                  (A) So long as a substantial stockholder beneficially owns voting shares of any class or series in excess of his threshold percentage applicable to such class or the class of which such series is a part in relation to the total number of outstanding shares of such class or series, the record holders of such shares shall have limited voting rights on any matter requiring their vote or consent. With respect to such excess shares of each such class or series, the record holders in the aggregate shall be entitled to cast only one one-hundredth (1/100) of the vote per share to which a holder of such share would otherwise be entitled. The aggregate voting power of such record holders, so limited, for all shares of such class or series beneficially owned by the substantial stockholder shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power of the outstanding shares of the class or series beneficially owned by the substantial stockholder by a fraction whose numerator is the number of shares of the class or series owned of record by such record holder and whose denominator is the total number of shares of such class or series beneficially owned by the substantial stockholder.

                  (B) In no event shall such substantial stockholder and the record owner(s) of all voting shares of any class or series beneficially owned by such substantial stockholder collectively be entitled or permitted to cast, by virtue of their beneficial or record ownership of voting shares of any class or series beneficially owned by such substantial stockholder, in excess of the applicable threshold percentage plus 5% of the total number of votes which the holders of all then outstanding voting shares of such class or series would (after giving effect to the provisions of paragraph (A)) be entitled to cast. If the provisions of the preceding sentence shall have the effect of reducing the total number of votes which any substantial stockholder and the record owner(s) of voting shares of any class or series beneficially owned by such substantial stockholder shall be entitled to cast, such reduction shall be effected, and the number of votes which such record owner(s) shall be entitled to cast (by reason of this paragraph (B)) shall be determined, in accordance with the provisions of paragraph (A).

         (2) A majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors, shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to
(A) the number of voting shares beneficially owned by any person, (B) whether a person is an affiliate of another, (C) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (D) the application of any other definition or operative provision of the section to the given facts, or (E) any other matter relating to the applicability or effect of this section.

         (3) A majority of the whole board shall have the right to demand, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the right to demand, that any person who is reasonably believed to be a substantial stockholder (or holds of record voting shares beneficially owned by any substantial stockholder) supply the Corporation with complete information as to
(A) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to be a substantial stockholder, (B) the number of, and class or series of, shares beneficially owned by such person who is reasonably believed to be a substantial stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and
(C) any other factual matter relating to the applicability or effect of this section, as may reasonably be requested of such person, and such person shall furnish such information within 10 days after the receipt of such demand.

         (4) Except as otherwise provided by law or expressly provided in this subsection (4), the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of votes (after giving effect, if required, to the provisions of this section), entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

         (5) Any constructions, applications, or determinations made by the Board of Directors or by the continuing directors, as the case may be, pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders, including any substantial stockholder.

         (6) Nothing contained in this section shall be construed to relieve any substantial stockholder from any fiduciary obligation imposed by law.

         (d) To the maximum extent permissible under section 262(c) of the Delaware General Corporation Law or any successor section or sections, the holders of voting shares of the Corporation shall be entitled to the statutory appraisal rights permitted therein as to an amendment to this Certificate of Incorporation, any merger or consolidation in which the Corporation is a constituent corporation, or the sale of all or substantially all of the assets of the Corporation, but only if such amendment or transaction requires the approval of the stockholders; provided, however, that this section of this Article Sixth shall not apply to any transaction which has received the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors.

         ARTICLE SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any amendment, repeal, or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation for any act or omission occurring prior to the date when such amendment, repeal, or modification became effective.

         ARTICLE EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend, and repeal the Bylaws of the Corporation. Notwithstanding the foregoing, any amendment, alteration, change, or repeal of the provisions set forth in Article Fifth and Sixth of this Certificate of Incorporation, except for sections (b)
(1) and (b)(2) of Article Sixth, which must be amended as provided therein; sections 1(b), 1(e), and 1(g) of Article I, sections 2 and 3 of Article II, and
Article IX of the Bylaws; and this Article Eighth shall, in addition to any other vote or approval required by law or by this Certificate of Incorporation, require the affirmative vote of the holders of then outstanding voting shares entitling the holders thereof to cast at least 80% of the votes entitled to be cast by the holders of all of the then outstanding voting shares; provided, however, that this sentence shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, change, or repeal declared advisable by the Board of Directors by the affirmative vote of two-thirds (2/3) of the whole board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors, as these terms are defined in section (a) of Article Sixth.

         ARTICLE Ninth: In the event any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.